ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           BRANDYWINE BLUE FUND, INC.



          Pursuant to Section 2-208.1 of the Maryland General Corporation Law (the "MGCL"), Brandywine Blue Fund, Inc., having its registered office in Baltimore, Maryland (the "Company"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:

          FIRST: The Company is registered as an open-end investment company under the Investment Company Act of 1940.

          SECOND: Pursuant to Section 2-105(c) of the MGCL and Article IV of the Company's Articles of Incorporation, the Board of Directors of the Company duly adopted on July 12, 2000 resolutions: (a) increasing the total number of shares of Common Stock, $0.01 par value, that the Company has authority to issue pursuant to Article IV of the Company's Articles of Incorporation from 100,000,000 shares to 200,000,000 shares; and (b) authorizing and directing the filing of these Articles Supplementary for record with the Department.

          THIRD: (a) The total number of shares of stock which the Company was heretofore authorized to issue was 100,000,000 shares of Common Stock, $0.01 par value, of which 100,000,000 shares were designated as follows:

                        Class                            Shares
                        -----                            ------
                A (Brandywine Blue Fund)               100,000,000

          (b) The total number of shares of stock which the Company shall be authorized to issue upon the filing of these Articles Supplementary for record with the Department is 200,000,000 shares of Common Stock, $0.01 par value, of which 100,000,000 shares shall be designated as follows:

                        Class                            Shares
                        -----                            ------
                A (Brandywine Blue Fund)               100,000,000

and 100,000,000 shares shall be undesignated.

          FOURTH: These Articles Supplementary shall become effective as of the time they are accepted by the Department for record.

          IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary as of the ___ day of August, 2000.

                                      BRANDYWINE BLUE FUND, INC.

                                      By:
                                         ---------------------------------------
                                               Foster S. Friess, President

                                      Attest:
                                             ----------------------------------
                                               Lynda J. Campbell, Secretary



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